EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of S3 Incorporated on Form S-8 relating to the Incentive Compensation Plan for Floreat Employees of our reports dated January 17, 1996, appearing in the Annual Report on Form 10-K of S3 Incorporated for the year ended
December 31, 1995.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California
November 12, 1996